                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Selected Financial Data"and "Experts" and to the use of our report dated January 31, 1997 (except for Note 9, as to which the date is July 30, 1997) included in Amendment No. 2 to the Registration Statement (Form SB-2, No. 333-25445) and related Prospectus of DepoMed, Inc. for the registration of 4,687,500 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California

July 31, 1997


--------------------------------------------------------------------------------